Exhibit 99.2

americold
REALTY TRUST

COLD
LISTED
NYSE

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Second Quarter 2021

Financial Supplement	Second Quarter 2021

Financial Supplement	Second Quarter 2021

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of June 30, 2021, we operated a global network of 246 temperature-controlled warehouses encompassing over 1.4 billion cubic feet, with 200 warehouses in North America, 27 in Europe, 16 warehouses in Asia-Pacific, and three warehouses in South America. In addition, we hold two minority interests in Brazilian-based joint ventures, one with SuperFrio, which owns or operates 33 temperature-controlled warehouses and one with Comfrio, which owns or operates 24 temperature-controlled warehouses.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
Fred W. Boehler: Chief Executive Officer, President and Trustee
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez: Chief Operating Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Fred W. Boehler: Chief Executive Officer, President and Trustee
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Analyst Coverage

Firm	Analyst Name	Contact
Baird Equity Research	David B. Rodgers	216-737-7341
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681
Berenberg Capital Markets	Nate Crossett	646-949-9030
Citi	Emmanuel Korchman	212-816-1382
Green Street Advisors	Vince Tibone	949-640-8780
J.P. Morgan	Michael W. Mueller	212-622-6689
KeyBanc	Craig Mailman	917-368-2316
Raymond James	William A. Crow	727-567-2594
RBC	Michael Carroll	440-715-2649
Truist	Ki Bin Kim	212-303-4124

Financial Supplement	Second Quarter 2021

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Under Review with Positive Implications)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Second Quarter 2021
AMERICOLD REALTY TRUST ANNOUNCES SECOND QUARTER 2021 RESULTS
Atlanta, GA, August 5, 2021 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the second quarter ended June 30, 2021.

Fred Boehler, President and Chief Executive Officer of Americold Realty Trust, stated, “We continued to produce strong growth across our platform, with our Global Warehouse segment revenue up 35% and NOI up 20% in the second quarter 2021, as we benefited from strategic acquisitions completed over the last year. We remain confident in the global demand for all types of food in our diverse portfolio. However, the global food supply chain continues to be impacted by the ongoing effects of COVID, especially limitations on production due to disruptions and challenges in the labor market. While we anticipate these issues will improve in the coming quarters, it will limit near term performance, which will result in our 2021 results being softer than originally anticipated.”

“From an external growth perspective, we continue to execute on strategic developments and acquisitions. During the second quarter, we started on three new developments in Atlanta, GA, Dunkirk, NY and Dublin, Ireland totaling $111 million. Subsequent to quarter end, we acquired ColdCo Logistics in St. Louis, MO, and we entered into purchase agreements to acquire Newark Facility Management in Newark, NJ and Lago Cold Stores in Brisbane, Australia for a combined total of $488 million. While we cannot control the current macro environment, we continue to invest to strengthen our market leadership position and to create meaningful sustained value over the coming years for stakeholders.”

“As we look to the future, our food manufacturing clients are working diligently to return to pre-COVID production and inventory levels. We expect a gradual recovery, but based on feedback from our customers, we do not expect to get back to normalized inventory levels until mid 2022. In the meantime, we benefit from the scale and diversity of our portfolio, the effectiveness of the Americold Operating System, and the discipline of our commercial processes. Additionally, we are proud of our commitment to corporate responsibility, as demonstrated by our partnership with Feed the Children and Tyson Foods to launch an Alliance to Defeat Hunger with a 10-city tour across the US to help feed nearly two million families in need across rural communities.”
Second Quarter 2021 Highlights
•Total revenue increased 35.7% to $654.7 million.
•Total NOI increased 21.0% to $155.3 million.
•Core EBITDA increased 17.7% on an actual basis, and 14.8% on a constant currency basis, to $118.3 million.
•Net loss of $13.4 million, or $0.05 loss per diluted common share.
•Core FFO of $38.6 million, or $0.15 per diluted common share.
•AFFO of $71.7 million, or $0.28 per diluted common share.
•Global Warehouse segment revenue increased 35.3% to $503.7 million.
•Global Warehouse segment NOI increased 20.2% to $144.4 million.
•Global Warehouse segment same store revenue increased 2.1%, and was flat on a constant currency basis, Global Warehouse segment same store segment NOI decreased by 0.8%, or 2.5% on a constant currency basis.
•On May 5, 2021, completed the acquisition of KMT Brrr! in New Jersey for $71.1 million. KMT Brrr! consists of two owned facilities totaling 13 million cubic feet, as well as transportation services.

Financial Supplement	Second Quarter 2021
•On May 28, 2021, closed on the acquisition of Bowman Stores, which operates a single campus located in Spalding, England for £74.1 million. The campus aggregates 10 million cubic feet along with four buildable acres of land to support additional development.
•Broke ground on a dedicated, build-to-suit facility for a large, private consumer packaged goods manufacturer in Dunkirk, New York. This facility will provide 25,000 pallet positions with expected completion during the second quarter of 2022 and an estimated total cost of $43.0 million.
•Broke ground on the second phase of our Atlanta Major Market Strategy consisting of a highly-automated multi-tenant facility with expected completion during the second quarter of 2023 and an estimated total cost of $36.5 million.
•Broke ground on a conventional multi-tenant facility in Dublin, Ireland with expected completion during the third quarter of 2022 and an estimated total cost of €26.5 million.
Year to Date 2021 Highlights
•Total revenue increased 33.4% to $1.29 billion.
•Total NOI increased 18.5% to $312.5 million.
•Core EBITDA increased 15.4% to $236.1 million, or 12.6% on a constant currency basis.
•Net loss of $27.6 million, or $0.11 per diluted common share.
•Core FFO of $101.2 million, or $0.40 per diluted common share.
•AFFO of $147.7 million, or $0.58 per diluted common share.
•Global Warehouse segment revenue increased 31.3% to $0.99 billion.
•Global Warehouse segment NOI increased 17.7% to $290.6 million.
•Global Warehouse segment same store revenue increased 0.2%, and decreased 1.9% on a constant currency basis, same store segment NOI decreased 3.1%, or 4.7% on a constant currency basis.
Subsequent Event Highlights
•On August 2, 2021, closed on the acquisition of ColdCo in St. Louis, Missouri for $20.5 million. ColdCo consists of one owned facility in St Louis, Missouri, generating approximately 93% of total NOI, and one leased facility in Reno, Nevada. ColdCo's customers are primarily focused on the storage and handling of product for direct-to-consumer distribution, and transportation services.
•Entered into a purchase agreement to acquire Newark Facility Management in Newark, New Jersey for $376.5 million. Newark consists of one owned facility totaling 11.5 million cubic feet that is a single-customer dedicated retail distribution center. The acquisition is expected to close in September 2021.
•Finally, we entered into a purchase agreement to acquire Lago Cold Stores in Brisbane, Australia for A$106.4 million. Lago consists of a 5.4 million cubic feet owned facility, generating approximately 78% of total NOI, and two leased facilities. The acquisition is expected to close in the fourth quarter of 2021.
Second Quarter 2021 Total Company Financial Results
Total revenue for the second quarter of 2021 was $654.7 million, a 35.7% increase from the same quarter of the prior year. This growth was primarily driven by the incremental revenue from acquisitions, including warehouse and transportation operations, and our recently completed development projects. These increases are partially offset by the continued impacts of COVID-19 and

Financial Supplement	Second Quarter 2021
resulting supply chain disruption which impacted our holdings across our network as production has been unable to keep up with steady consumer demand.
For the second quarter of 2021, the Company reported a net loss of $13.4 million, or $0.05 per diluted share, compared to net income of $32.7 million, or $0.16 per diluted share, for the same quarter of the prior year.
Total NOI for the second quarter of 2021 was $155.3 million, an increase of 21% from the same quarter of the prior year.
Core EBITDA was $118.3 million for the second quarter of 2021, compared to $100.5 million for the same quarter of the prior year. This reflects a 17.7% increase over prior year on an actual basis, and 14.8% on a constant currency basis, driven primarily from acquisition contribution. These increases were partially offset by the ongoing impacts of COVID as previously discussed.
For the second quarter of 2021, Core FFO was $38.6 million, or $0.15 per diluted share, compared to $55.1 million, or $0.27 per diluted share, for same quarter of the prior year.
For the second quarter of 2021, AFFO was $71.7 million, or $0.28 per diluted share, compared to $61.1 million, or $0.30 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Second Quarter 2021 Global Warehouse Segment Results
For the second quarter of 2021, Global Warehouse segment revenue was $503.7 million, an increase of $131.3 million, or 35%, compared to $372.4 million for the second quarter of 2020. This growth was driven by the recently completed acquisitions and development projects, paired with contractual rate escalations, partially offset by the ongoing impacts from COVID-19 on the supply chain.
Warehouse segment NOI was $144.4 million for the second quarter of 2021, an increase of 20%. Global Warehouse segment margin was 28.7% for the second quarter of 2021, a 360 basis point decrease compared to the same quarter of the prior year. The year-over-year decrease in segment NOI was driven by the recently completed acquisitions, the impact of the appreciation bonus incurred during the second quarter of last year, partially offset by lower holdings and higher operating costs.
We had 162 same stores for the three months ended June 30, 2021. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended June 30, 2021. Amounts related to the Agro, AM-C, Bowman Stores, Caspers, Hall’s, KMT Brrr! and Liberty acquisitions are reflected within non-same store results.

Financial Supplement	Second Quarter 2021

	Three Months Ended June 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	237		172	n/a	n/a
Global Warehouse revenue:
Rent and storage	$212,277	$207,878	$163,664	29.7%	27.0%
Warehouse services	291,457	282,712	208,747	39.6%	35.4%
Total revenue	$503,734	$490,590	$372,411	35.3%	31.7%
Global Warehouse contribution (NOI)	$144,379	$140,691	$120,132	20.2%	17.1%
Global Warehouse margin	28.7%	28.7%	32.3%	-360 bps	-358 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,944	n/a	3,165	24.6%	n/a
Average physical occupied pallets	3,607	n/a	2,891	24.8%	n/a
Average physical pallet positions	5,241	n/a	4,049	29.4%	n/a
Economic occupancy percentage	75.2%	n/a	78.2%	-292 bps	n/a
Physical occupancy percentage	68.8%	n/a	71.4%	-260 bps	n/a
Total rent and storage revenue per economic occupied pallet	$53.82	$52.71	$51.71	4.1%	1.9%
Total rent and storage revenue per physical occupied pallet	$58.85	$57.63	$56.60	4.0%	1.8%
Global Warehouse services metrics:
Throughput pallets	9,919	n/a	7,716	28.6%	n/a
Total warehouse services revenue per throughput pallet	$29.38	$28.50	$27.05	8.6%	5.4%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$150,984	$149,320	$152,893	(1.2)%	(2.3)%
Warehouse services	209,258	203,647	199,832	4.7%	1.9%
Total same store revenue	$360,242	$352,967	$352,725	2.1%	0.1%
Global Warehouse same store contribution (NOI)	$116,284	$114,345	$117,221	(0.8)%	(2.5)%
Global Warehouse same store margin	32.3%	32.4%	33.2%	-95 bps	-84 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,830	n/a	2,971	(4.7)%	n/a
Average physical occupied pallets	2,515	n/a	2,705	(7.0)%	n/a
Average physical pallet positions	3,763	n/a	3,750	0.3%	n/a
Economic occupancy percentage	75.2%	n/a	79.2%	-403 bps	n/a
Physical occupancy percentage	66.8%	n/a	72.1%	-531 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$53.35	$52.76	$51.45	3.7%	2.5%
Same store rent and storage revenue per physical occupied pallet	$60.03	$59.37	$56.52	6.2%	5.0%
Global Warehouse same store services metrics:
Throughput pallets	7,351	n/a	7,333	0.3%	n/a
Same store warehouse services revenue per throughput pallet	$28.47	$27.70	$27.25	4.5%	1.7%

Financial Supplement	Second Quarter 2021

	Three Months Ended June 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	75		10	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$61,293	$58,558	$10,771	469.1%	443.7%
Warehouse services	82,199	79,065	8,915	822.0%	786.9%
Total non-same store revenue	$143,492	$137,623	$19,686	628.9%	599.1%
Global Warehouse non-same store contribution (NOI)	$28,095	$26,346	$2,911	865.1%	805.0%
Global Warehouse non-same store margin	19.6%	19.1%	14.8%	479 bps	436 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,114	n/a	194	474.2%	n/a
Average physical occupied pallets	1,092	n/a	186	486.6%	n/a
Average physical pallet positions	1,479	n/a	299	394.6%	n/a
Economic occupancy percentage	75.3%	n/a	64.7%	1062 bps	n/a
Physical occupancy percentage	73.8%	n/a	62.2%	1164 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$55.03	$52.57	$55.63	(1.1)%	(5.5)%
Non-same store rent and storage revenue per physical occupied pallet	$56.13	$53.63	$57.87	(3.0)%	(7.3)%
Global Warehouse non-same store services metrics:
Throughput pallets	2,568	n/a	384	569.3%	n/a
Non-same store warehouse services revenue per throughput pallet	$32.01	$30.79	$23.23	37.8%	32.5%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 237 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Financial Supplement	Second Quarter 2021

	Six Months Ended June 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	237		172	n/a	n/a
Global Warehouse revenue:
Rent and storage	$417,553	$409,564	$325,973	28.1%	25.6%
Warehouse services	571,632	554,605	427,506	33.7%	29.7%
Total revenue	$989,185	$964,169	$753,479	31.3%	28.0%
Global Warehouse contribution (NOI)	$290,560	$283,532	$246,905	17.7%	14.8%
Global Warehouse margin	29.4%	29.4%	32.8%	-340 bps	-336 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,961	n/a	3,211	23.4%	n/a
Average physical occupied pallets	3,617	n/a	2,970	21.8%	n/a
Average physical pallet positions	5,200	n/a	4,028	29.1%	n/a
Economic occupancy percentage	76.2%	n/a	79.7%	-354 bps	n/a
Physical occupancy percentage	69.6%	n/a	73.7%	-418 bps	n/a
Total rent and storage revenue per economic occupied pallet	$105.42	$103.40	$101.53	3.8%	1.8%
Total rent and storage revenue per physical occupied pallet	$115.44	$113.23	$109.75	5.2%	3.2%
Global Warehouse services metrics:
Throughput pallets	19,449	n/a	15,916	22.2%	n/a
Total warehouse services revenue per throughput pallet	$29.39	$28.52	$26.86	9.4%	6.2%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$300,150	$296,836	$305,698	(1.8)%	(2.9)%
Warehouse services	415,343	404,021	408,693	1.6%	(1.1)%
Total same store revenue	$715,493	$700,857	$714,391	0.2%	(1.9)%
Global Warehouse same store contribution (NOI)	$234,727	$230,696	$242,149	(3.1)%	(4.7)%
Global Warehouse same store margin	32.8%	32.9%	33.9%	-109 bps	-98 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,858	n/a	3,033	(5.8)%	n/a
Average physical occupied pallets	2,538	n/a	2,799	(9.3)%	n/a
Average physical pallet positions	3,763	n/a	3,747	0.4%	n/a
Economic occupancy percentage	76.0%	n/a	80.9%	-498 bps	n/a
Physical occupancy percentage	67.4%	n/a	74.7%	-725 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$105.01	$103.85	$100.80	4.2%	3.0%
Same store rent and storage revenue per physical occupied pallet	$118.25	$116.94	$109.20	8.3%	7.1%
Global Warehouse same store services metrics:
Throughput pallets	14,476	n/a	15,080	(4.0)%	n/a
Same store warehouse services revenue per throughput pallet	$28.69	$27.91	$27.10	5.9%	3.0%

Financial Supplement	Second Quarter 2021

	Six Months Ended June 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	75		10	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$117,403	$112,728	$20,275	479.1%	456.0%
Warehouse services	156,289	150,584	18,813	730.8%	700.4%
Total non-same store revenue	$273,692	$263,312	$39,088	600.2%	573.6%
Global Warehouse non-same store contribution (NOI)	$55,833	$52,836	$4,756	1,073.9%	1,010.9%
Global Warehouse non-same store margin	20.4%	20.1%	12.2%	823 bps	790 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,102	n/a	178	520.0%	n/a
Average physical occupied pallets	1,079	n/a	171	532.0%	n/a
Average physical pallet positions	1,437	n/a	280	412.4%	n/a
Economic occupancy percentage	76.7%	n/a	63.4%	1332 bps	n/a
Physical occupancy percentage	75.1%	n/a	60.9%	1421 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$106.49	$102.25	$114.02	(6.6)%	(10.3)%
Non-same store rent and storage revenue per physical occupied pallet	$108.82	$104.49	$118.76	(8.4)%	(12.0)%
Global Warehouse non-same store services metrics:
Throughput pallets	4,973	n/a	835	495.6%	n/a
Non-same store warehouse services revenue per throughput pallet	$31.43	$30.28	$22.52	39.6%	34.5%

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 237 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of June 30, 2021, $333.0 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $307.4 million at the end of the first quarter of 2021 and $270.0 million at the end of the second quarter of 2020. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 38.9% of rent and storage revenue was generated from fixed commitment storage contracts, which is a 240 basis point increase over the first quarter of 2021.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the second quarter of 2021, economic occupancy for the total warehouse segment was 75.2% and warehouse segment same store

Financial Supplement	Second Quarter 2021
pool was 75.2%, representing a 643 basis point and 838 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 292 basis points, and the warehouse segment same store pool decreased 403 basis points as compared to the second quarter of 2020, as we were impacted by reduced food production volumes and food service activity, and elevated prior year holding levels.

Real Estate Portfolio
As of June 30, 2021, the Company’s portfolio consists of 246 facilities. The Company ended the second quarter of 2021 with 237 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the second quarter of 2021, the Company added three facilities through the acquisitions of Bowman Stores and KMT Brrr!. Additionally, during the second quarter, the Company entered into a two-year lease of a facility in Perth, Australia, totaling approximately 1 million cubic feet and 5,000 pallet positions, in order to address strong demand from our retail customers in Western, Australia. The same store population consists of 162 facilities for the quarter ended June 30, 2021. The remaining 75 non-same store population includes the 64 facilities that were acquired in connection with the Agro, AM-C, Bowman Stores, Caspers, Hall’s, KMT Brrr! and Liberty acquisitions, the recently leased facility in Australia and ten legacy facilities.

Balance Sheet Activity and Liquidity
As of June 30, 2021, the Company had total liquidity of approximately $1.3 billion, including cash, capacity on its revolving credit facility and $231 million of net proceeds available from equity forward contracts. Total debt outstanding was $2.9 billion (inclusive of $296.2 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 80% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 4.9x. Of the Company’s total debt outstanding, $2.6 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 7.0 years and carries a weighted average contractual interest rate of 3.01%. As of June 30, 2021, 84% of the Company’s total debt outstanding was at a fixed rate.

The Company’s equity forwards, the current respective contractual latest settlement dates, and net proceeds are detailed in the table below:

Outstanding Equity Forward Data
in millions, except share price amounts
Quarter Raised	Forward Shares	Net Share Price[1]	Net Proceeds	Contractual Outside Settlement Date	Target Use of Net Proceeds
4Q 2020	4.785	$35.86	$171.6	10/13/2021	Fund future growth initiatives
2Q 2021	1.530	$38.56	$59.0	7/1/2022	Fund future growth initiatives
	6.315	$36.52	$230.6
(1) Net of underwriter fee, forward costs and dividends paid.

Dividend
On May 20, 2021, the Company’s Board of Trustees declared a dividend of $0.22 per share for the second quarter of 2021, which was paid on July 15, 2021 to common shareholders of record as of June 30, 2021.

Financial Supplement	Second Quarter 2021
2021 Outlook
The Company revised its annual AFFO per share guidance to $1.34- $1.40, and updated certain components. Refer to page 43 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, August 5, 2021 at 5:00 p.m. Eastern Time to discuss second quarter 2021 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-855-327-6837 or 1-613-891-4304. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 10015471. The telephone replay will be available starting shortly after the call until August 19, 2021.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 246 temperature-controlled warehouses, with over 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: uncertainties and risks related to public

Financial Supplement	Second Quarter 2021
health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions, including the Agro acquisition, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the ongoing COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; labor availability; changes in applicable governmental regulations and tax legislation, including in the international markets; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with the use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreements, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended

Financial Supplement	Second Quarter 2021
December 31, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Second Quarter 2021

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20
Fully diluted common shares outstanding at quarter end(1)	263,676	257,392	256,829	208,764	208,354
Common stock share price at quarter end	$37.85	$38.47	$37.73	$35.75	$36.30
Market value of common equity	$9,980,137	$9,901,870	$9,690,158	$7,463,313	$7,563,250

Gross debt (2)	$2,874,481	$2,778,873	$2,975,204	$2,034,087	$2,025,246
Less: cash and cash equivalents	316,077	287,691	621,051	173,913	298,709
Net debt	$2,558,404	$2,491,182	$2,354,153	$1,860,174	$1,726,537

Total enterprise value	$12,538,541	$12,393,052	$12,044,311	$9,323,487	$9,289,787
Net debt / total enterprise value	20.4%	20.1%	19.5%	20.0%	18.6%
Net debt to pro forma Core EBITDA(2)	4.88x	4.79x	4.43x	4.34x	4.13x

	Three Months Ended
Selected Operational Data:	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20
Warehouse segment revenue	$503,734	$485,451	$407,811	$388,024	$372,411
Total revenue	654,707	634,795	523,678	497,458	482,522
Operating income	22,905	14,226	26,771	37,457	56,545
Net (loss) income	(13,399)	(14,236)	(43,992)	12,374	32,662
Total warehouse segment contribution (NOI) (3)	144,379	146,181	145,672	127,756	120,132
Total segment contribution (NOI) (3)	155,289	157,240	152,439	135,319	128,338

Selected Other Data:
Core EBITDA (4)	$118,339	$117,789	$117,213	$104,075	$100,512
Core funds from operations (1)	38,620	62,546	81,907	58,626	55,108
Adjusted funds from operations (1)	71,743	75,921	76,882	62,741	61,103

Earnings Measurements:
Net (loss) income per share - basic	$(0.05)	$(0.06)	$(0.21)	$0.06	$0.16
Net (loss) income per share - diluted	$(0.05)	$(0.06)	$(0.21)	$0.06	$0.16
Core FFO per diluted share (4)	$0.15	$0.24	$0.39	$0.28	$0.27
AFFO per diluted share (4)	$0.28	$0.30	$0.37	$0.30	$0.30
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.21	$0.21	$0.21
Diluted AFFO payout ratio (6)	78.6%	73.3%	56.8%	70.0%	70.0%

Portfolio Statistics:
Total global warehouses	246	242	238	185	183
Average economic occupancy	75.2%	77.0%	79.2%	77.2%	78.2%
Average physical occupancy	68.8%	70.3%	72.3%	69.9%	71.4%
Total global same-store warehouses	162	162	135	135	135

Financial Supplement	Second Quarter 2021

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	06/30/2021	12/31/2020
Total debt	$2,862,487	$2,959,252
Deferred financing costs	11,994	15,952
Gross debt	$2,874,481	$2,975,204
Adjustments:
Less: cash and cash equivalents	316,077	621,051
Net debt	$2,558,404	$2,354,153
Core EBITDA - last twelve months	$457,416	$425,910
Core EBITDA from acquisitions (a)	66,455	105,362
Pro forma Core EBITDA - last twelve months	$523,871	$531,272
Net debt to pro forma Core EBITDA	4.88x	4.43x
(a) As of June 30, 2021, amount includes two months of Core EBITDA from the Caspers and AM-C Warehouse acquisitions, four months of Core EBITDA from the Halls acquisition, six months of Core EBITDA from the Agro acquisition, eight months of Core EBITDA from the Liberty acquisition, ten months of Core EBITDA from the KMT Brrr! acquisition and eleven months of Core EBITDA from the Bowman Stores acquisition prior to Americold’s ownership of the respective acquired entities.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20
Warehouse segment contribution (NOI)	$144,379	$146,181	$145,672	$127,756	$120,132
Third-party managed segment contribution (NOI)	1,693	4,382	1,767	3,393	3,299
Transportation segment contribution (NOI)	9,250	6,703	5,043	4,187	4,772
Other segment contribution (NOI)	(33)	(26)	(43)	(17)	135
Total segment contribution (NOI)	$155,289	$157,240	$152,439	$135,319	$128,338
Depreciation and amortization	(84,459)	(77,211)	(58,319)	(53,569)	(52,399)
Selling, general and administrative	(42,475)	(45,052)	(39,536)	(35,969)	(32,340)
Acquisition, litigation and other	(3,922)	(20,751)	(26,535)	(5,282)	(2,801)
Gain (loss) from sale of real estate	—	—	676	(427)	19,414
Impairment of long-lived assets	(1,528)	—	(1,954)	(2,615)	(3,667)
U.S. GAAP operating income	$22,905	$14,226	$26,771	$37,457	$56,545

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, and Core EBITDA” pages 18-20

(5) Distributions per common share	Three Months Ended
	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20
Distributions declared on common shares during the quarter	$57,897	$56,029	$53,820	$43,282	$43,271
Common shares outstanding at quarter end	261,015	252,520	251,703	203,680	203,616
Distributions declared per common share of beneficial interest	$0.22	$0.22	$0.21	$0.21	$0.21

(6) Calculated as distributions declared on common shares divided by AFFO per weighted average diluted share

Financial Supplement	Second Quarter 2021

Financial Information

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	June 30,	December 31,
	2021	2020
Assets
Property, buildings and equipment:
Land	$705,862	$662,885
Buildings and improvements	3,847,631	4,004,824
Machinery and equipment	1,274,690	1,177,572
Assets under construction	382,730	303,531
	6,210,913	6,148,812
Accumulated depreciation	(1,504,758)	(1,382,298)
Property, buildings and equipment – net	4,706,155	4,766,514

Operating lease right-of-use assets	352,880	291,797
Accumulated depreciation – operating leases	(40,202)	(24,483)
Operating leases – net	312,678	267,314

Financing leases:
Buildings and improvements	24,761	60,513
Machinery and equipment	148,408	109,416
	173,169	169,929
Accumulated depreciation – financing leases	(53,785)	(40,937)
Financing leases – net	119,384	128,992
Cash, cash equivalents and restricted cash	316,077	621,051
Accounts receivable – net of allowance of $15,197 and $12,286 at June 30, 2021 and December 31, 2020, respectively	325,440	324,221
Identifiable intangible assets – net	875,038	797,423
Goodwill	1,018,288	794,335
Investments in partially owned entities	42,742	44,907
Other assets	107,518	86,394
Total assets	$7,823,320	$7,831,151
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$139,105	$—
Accounts payable and accrued expenses	563,566	552,547
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $11,994 and $15,952 in the aggregate, at June 30, 2021 and December 31, 2020, respectively	2,427,164	2,648,266
Sale-leaseback financing obligations	184,515	185,060
Financing lease obligations	111,703	125,926
Operating lease obligations	285,715	269,147
Unearned revenue	20,344	19,209
Pension and postretirement benefits	7,880	9,145
Deferred tax liability – net	208,799	220,502
Multiemployer pension plan withdrawal liability	8,354	8,528
Total liabilities	3,957,145	4,038,330
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 and 325,000,000 authorized shares; 261,015,053 and 251,702,603 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	2,610	2,517
Paid-in capital	4,900,398	4,687,823
Accumulated deficit and distributions in excess of net earnings	(1,036,987)	(895,521)
Accumulated other comprehensive loss	(4,628)	(4,379)
Total shareholders’ equity	3,861,393	3,790,440
Noncontrolling interests:
Noncontrolling interests in operating partnership and consolidated joint venture	4,782	2,381
Total equity	3,866,175	3,792,821

Total liabilities and equity	$7,823,320	$7,831,151

Financial Supplement	Second Quarter 2021

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rent, storage and warehouse services	$503,734	$372,411	$989,185	$753,479
Third-party managed services	72,173	72,954	145,245	137,875
Transportation services	78,800	34,861	155,072	70,778
Other	—	2,296	—	4,459
Total revenues	654,707	482,522	1,289,502	966,591
Operating expenses:
Rent, storage and warehouse services cost of operations	359,355	252,279	698,625	506,574
Third-party managed services cost of operations	70,480	69,655	139,170	130,807
Transportation services cost of operations	69,550	30,089	139,119	61,201
Cost of operations related to other revenues	33	2,161	59	4,269
Depreciation and amortization	84,459	52,399	161,670	104,003
Selling, general and administrative	42,475	32,340	87,527	69,233
Acquisition, litigation and other	3,922	2,801	24,673	4,489
Impairment of long-lived assets	1,528	3,667	1,528	3,667
Gain from sale of real estate	—	(19,414)	—	(21,875)
Total operating expenses	631,802	425,977	1,252,371	862,368

Operating income	22,905	56,545	37,131	104,223

Other (expense) income:
Interest expense	(26,579)	(23,178)	(52,535)	(47,048)
Interest income	191	261	415	848
Loss on debt extinguishment, modifications and termination of derivative instruments	(925)	—	(4,424)	(781)
Foreign currency exchange (loss) gain, net	(140)	315	33	(177)
Other expense, net	184	44	689	915
Loss from investments in partially owned entities	(61)	(129)	(761)	(156)
(Loss) income before income tax (expense) benefit	(4,425)	33,858	(19,452)	57,824
Income tax (expense) benefit
Current	(2,406)	(2,163)	(3,617)	(4,720)
Deferred	(6,568)	967	(4,566)	3,069
Total income tax expense	(8,974)	(1,196)	(8,183)	(1,651)

Net (loss) income	$(13,399)	$32,662	$(27,635)	$56,173
Net (loss) income attributable to non controlling interests	(29)	—	149	—
Net (loss) income attributable to Americold Realty Trust	$(13,370)	$32,662	$(27,784)	$56,173

Weighted average common shares outstanding – basic	253,213	201,787	253,076	201,294
Weighted average common shares outstanding – diluted	253,213	205,298	253,076	204,587

Net (loss) income per common share of beneficial interest - basic	$(0.05)	$0.16	$(0.11)	$0.28
Net (loss) income per common share of beneficial interest - diluted	$(0.05)	$0.16	$(0.11)	$0.27

Financial Supplement	Second Quarter 2021

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20
Net (loss) income	$(13,399)	$(14,236)	$(43,992)	$12,374	$32,662	$(27,635)
Adjustments:
Real estate related depreciation	44,871	52,280	39,128	36,289	35,558	97,151
Net (gain) loss on sale of real estate, net of withholding taxes (b)	—	—	(676)	427	(19,414)	—
Net (gain) loss on asset disposals	(13)	(39)	888	1,160	(3)	(52)
Impairment charges on real estate assets	1,528	—	2,449	—	3,181	1,528
Our share of reconciling items related to partially owned entities	861	266	182	111	122	1,127
NAREIT Funds from operations	$33,848	$38,271	$(2,021)	$50,361	$52,106	72,119
Adjustments:
Net (gain) loss on sale of non-real estate assets	(304)	(119)	1,112	(100)	(252)	(423)
Non-real estate impairment	—	—	(495)	2,615	486	—
Acquisition, litigation and other	3,922	20,751	26,535	5,282	2,801	24,673
Share-based compensation expense, IPO grants	—	163	200	196	203	163
Bridge loan commitment fees	—	—	2,438	—	—	—
Loss on debt extinguishment, modifications and termination of derivative instruments	925	3,499	9,194	—	—	4,424
Foreign currency exchange loss (gain)	140	(173)	44,905	196	(315)	(33)
Our share of reconciling items related to partially owned entities	89	154	39	76	79	243
Core FFO applicable to common shareholders	$38,620	$62,546	$81,907	$58,626	$55,108	101,166
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,085	1,148	1,202	1,203	1,196	2,233
Amortization of below/above market leases	362	39	37	39	—	401
Straight-line net rent	(170)	(155)	(324)	(87)	(108)	(325)
Deferred income tax expense (benefit)	6,568	(2,002)	(9,379)	(1,284)	(967)	4,566
Share-based compensation expense, excluding IPO grants	5,467	4,867	4,371	4,373	4,261	10,334
Non-real estate depreciation and amortization	39,588	24,931	19,191	17,280	16,841	64,519
Maintenance capital expenditures (a)	(20,488)	(15,731)	(20,291)	(17,534)	(15,306)	(36,219)
Our share of reconciling items related to partially owned entities	711	278	168	125	78	989
Adjusted FFO applicable to common shareholders	$71,743	$75,921	$76,882	$62,741	$61,103	147,664

Financial Supplement	Second Quarter 2021

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20

NAREIT Funds from operations	$33,848	$38,271	$(2,021)	$50,361	$52,106	$72,119
Core FFO applicable to common shareholders	$38,620	$62,546	$81,907	$58,626	$55,108	$101,166
Adjusted FFO applicable to common shareholders	$71,743	$75,921	$76,882	$62,741	$61,103	$147,664

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	253,213	252,938	205,984	204,289	201,787	253,076
Dilutive stock options, unvested restricted stock units, equity forward contracts	1,624	3,226	3,944	4,211	3,511	1,559
Weighted average dilutive shares	254,837	256,164	209,928	208,500	205,298	254,635

NAREIT FFO - basic per share	$0.13	$0.15	$(0.01)	$0.25	$0.26	$0.28
NAREIT FFO - diluted per share	$0.13	$0.15	$(0.01)	$0.24	$0.25	$0.28

Core FFO - basic per share	$0.15	$0.25	$0.40	$0.29	$0.27	$0.40
Core FFO - diluted per share	$0.15	$0.24	$0.39	$0.28	$0.27	$0.40

Adjusted FFO - basic per share	$0.28	$0.30	$0.37	$0.31	$0.30	$0.58
Adjusted FFO - diluted per share	$0.28	$0.30	$0.37	$0.30	$0.30	$0.58

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)	(Gain) loss on sale of real estate, net of withholding tax include withholding tax on the sale of Sydney land which is included in income tax expense on the Condensed Consolidated Statement of Operations.

Financial Supplement	Second Quarter 2021

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Trailing Twelve Months Ended
	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20	Q2 2021
Net (loss) income	$(13,399)	$(14,236)	$(43,992)	$12,374	$32,662	$(59,253)
Adjustments:
Depreciation and amortization	84,459	77,211	58,319	53,569	52,399	273,558
Interest expense	26,579	25,956	21,367	23,066	23,178	96,968
Income tax expense (benefit)	8,974	(791)	(9,397)	819	1,196	(395)
EBITDA	$106,613	$88,140	$26,297	$89,828	$109,435	$310,878
Adjustments:
Net (gain) loss on sale of real estate, net of withholding taxes	—	—	(676)	427	(19,414)	(249)
Adjustment to reflect share of EBITDAre of partially owned entities	1,838	649	432	293	237	3,212
NAREIT EBITDAre	$108,451	$88,789	$26,053	$90,548	$90,258	$313,841
Adjustments:
Acquisition, litigation and other	3,922	20,751	26,535	5,282	2,801	56,490
Bridge loan commitment fees	—	—	2,438	—	—	2,438
Loss (income) from investments in partially owned entities	61	700	(4)	98	129	855
Asset impairment	1,528	—	1,954	2,615	3,667	6,097
Foreign currency exchange loss (gain)	140	(173)	44,905	196	(315)	45,068
Share-based compensation expense	5,467	5,030	4,571	4,569	4,464	19,637
Loss on debt extinguishment, modifications and termination of derivative instruments	925	3,499	9,194	—	—	13,618
(Gain) loss on real estate and other asset disposals	(317)	(158)	1,999	1,060	(255)	2,584
Reduction in EBITDAre from partially owned entities	(1,838)	(649)	(432)	(293)	(237)	(3,212)
Core EBITDA	$118,339	$117,789	$117,213	$104,075	$100,512	$457,416

Financial Supplement	Second Quarter 2021

Acquisition, Litigation and Other
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended June 30,		Six Months Ended June 30,
Acquisition, litigation and other	2021	2020	2021	2020
Acquisition and integration related costs	$3,075	$2,651	$16,550	$3,417
Litigation	117	—	117	—
Severance costs	255	150	2,701	1,072
Terminated site operations costs	13	—	72	—
Cyber incident related costs	(289)	—	4,482	—
Other	751	—	751	—
Total acquisition, litigation and other	$3,922	$2,801	$24,673	$4,489

Financial Supplement	Second Quarter 2021

Debt Detail and Maturities
(In thousands - unaudited)
	As of June 30, 2021
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2020 Senior Unsecured Revolving Credit Facility-1(1)(2)(7)(10)	$44,363	C+0.85%	1.34%	3/2025
2020 Senior Unsecured Revolving Credit Facility-2(1)(2)(9)(11)	94,742	G+0.85%	1.07%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-1(2)(6)	125,000	L+0.95%	1.42%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-2(2)(7)	201,650	C+0.95%	1.51%	3/2025
Series A notes	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Series D notes(8)	474,281	1.62%	1.67%	1/2031
Series E notes(8)	415,030	1.65%	1.70%	1/2033
Total Unsecured Debt	2,305,066	2.70%	2.84%	7.6 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	171,197	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	273,197	5.63%	5.91%	1.8 years

Total Real Estate Debt	$2,578,263	3.01%	3.16%	7.0 years

Sale-leaseback financing obligations	184,515	10.98%
Financing lease obligations	111,703	3.91%
Total Debt Outstanding	$2,874,481	3.55%

Less: unamortized deferred financing costs	(11,994)
Total Book Value of Debt	$2,862,487

Rate Type		% of Total
Fixed	$2,408,726	84%
Variable	465,755	16%
Total Debt Outstanding	$2,874,481	100%

Debt Type		% of Total
Unsecured	$2,305,066	80%
Secured	569,415	20%
Total Debt Outstanding	$2,874,481	100%
(1)Revolver maturity assumes two six-month extension options. The borrowing capacity as of June 30, 2021 is $1 billion less $21.9 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1 billion committed.
(2)L = one-month LIBOR; C = one-month CDOR; G = one-month GBP LIBOR.
(3)Interest rates as of June 30, 2021. At June 30, 2021, the one-month LIBOR rate on our Senior Unsecured Term Loan Tranche A-1 was 0.10%. At June 30, 2021, the one-month CDOR rate on our Senior Unsecured Term Loan Tranche A-2 was 0.41%. Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.
(4)The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.
(5)Subtotals of stated maturity dates represent remaining weighted average life of the debt.
(6)On January 29, 2021, the Company repaid $200 million USD of the Term Loan A Facility Tranche A-1 using cash on the balance sheet and increased the borrowing capacity of Revolver from $800 million to $1 billion.
(7)Assumes CAD/USD exchange rate of 0.807.
(8)Assumes an EUR/USD exchange rate of 1.186.
(9)Assumes GBP/USD exchange rate of 1.383.
(10)The Senior Unsecured Revolving Credit Facility Draw 1 balance as of June 30, 2021 is CAD $55.0 million. The carrying value in the table above is the US dollar equivalent as of June 30, 2021.
(11)The Senior Unsecured Revolving Credit Facility Draw 2 balance as of June 30, 2021 is GBP $68.5 million. The carrying value in the table above is the US dollar equivalent as of June 30, 2021.

Financial Supplement	Second Quarter 2021

Operations Overview

Revenue and Contribution by Segment
(in thousands - unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Segment revenues:
Warehouse	$503,734	$372,411	$989,185	$753,479
Third-party managed	72,173	72,954	145,245	137,875
Transportation	78,800	34,861	155,072	70,778
Other	—	2,296	—	4,459
Total revenues	654,707	482,522	1,289,502	966,591

Segment contribution:
Warehouse	144,379	120,132	290,560	246,905
Third-party managed	1,693	3,299	6,075	7,068
Transportation	9,250	4,772	15,953	9,577
Other	(33)	135	(59)	190
Total segment contribution	155,289	128,338	312,529	263,740

Reconciling items:
Depreciation and amortization	(84,459)	(52,399)	(161,670)	(104,003)
Selling, general and administrative	(42,475)	(32,340)	(87,527)	(69,233)
Acquisition, litigation and other	(3,922)	(2,801)	(24,673)	(4,489)
Impairment of long-lived assets	(1,528)	(3,667)	(1,528)	(3,667)
Gain from sale of real estate, net	—	19,414	—	21,875
Interest expense	(26,579)	(23,178)	(52,535)	(47,048)
Interest income	191	261	415	848
Loss on debt extinguishment, modifications and termination of derivative instruments	(925)	—	(4,424)	(781)
Foreign currency exchange (loss) gain, net	(140)	315	33	(177)
Other expense, net	184	44	689	915
Loss from investments in partially owned entities	(61)	(129)	(761)	(156)
(Loss) income before income tax (expense) benefit	$(4,425)	$33,858	$(19,452)	$57,824
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Financial Supplement	Second Quarter 2021

Global Warehouse Economic and Physical Occupancy Trend

85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
2018
2019
2020
2021
FY
2018
2019
2020
2021
Q1
2018
2019
2020
2021
Q2
2018
2019
2020
2021
Q3
2018
2019
2020
2021
Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of June 30, 2021, we had entered into contracts featuring fixed storage commitments or leases with 165 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Second Quarter 2021
Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	37	281.9	20%	928	82%	73%	$198.4	$53.2	820
Southeast	60	336.6	24%	1,064	73%	67%	213.9	58.5	783
Central	49	303.0	22%	1,297	77%	69%	215.2	74.0	870
West	38	234.5	17%	986	65%	57%	130.1	41.5	551
Canada	8	35.9	3%	111	83%	83%	19.0	6.9	67
North America Total / Average	192	1,191.9	85%	4,386	74%	67%	$776.6	$234.1	2,516
Netherlands	7	36.7	3%	123	79%	79%	35.3	7.8	459
United Kingdom & Northern Ireland	6	40.1	3%	234	89%	89%	18.1	6.3	130
Spain	4	15.2	1%	53	60%	60%	8.9	1.8	294
Portugal	4	11.5	1%	53	86%	86%	7.8	2.2	206
Ireland	3	9.5	1%	35	101%	101%	6.9	2.9	129
Austria	1	4.2	—%	42	89%	89%	10.8	2.9	148
Poland	2	3.5	—%	15	78%	78%	2.3	0.2	83
Europe Total	27	120.7	9%	555	84%	84%	$90.1	$24.1	1,352
Australia	8	50.5	4%	156	92%	77%	98.2	24.2	90
New Zealand	7	20.4	1%	60	92%	84%	15.8	5.9	50
Asia-Pacific Total	15	70.9	5%	216	92%	79%	$114.0	$30.1	136
Argentina	2	9.7	1%	23	60%	60%	3.4	0.6	40
Chile	1	7.6	1%	23	104%	104%	5.1	2.0	25
South America Total	3	17.3	1%	46	82%	82%	$8.5	$2.6	65
Warehouse Segment Total / Average	237	1,400.8	100%	5,203	76%	70%	$989.2	$290.9	4,031
Third-Party Managed Portfolio
United States	7	38.5	88%	—	—	—	$133.4	$4.0	4
Canada	1	5.3	12%	—	—	—	1.3	0.2	1
North America Total / Average	8	43.8	100%	—	—	—	$134.7	$4.2	5
Asia-Pacific	1	—	—%	—	—	—	10.5	1.9	1
Third-Party Managed Total / Average	9	43.8	100%	—	—	—	$145.2	$6.1	6
Portfolio Total / Average	246	1,444.6	100%	5,203	76%	70%	$1,134.4	$297.0	4,031
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Three months ended June 30, 2021.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other expenses and gain or loss on sale of real estate). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of June 30, 2021, we owned 146 of our U.S. warehouses and 40 of our international warehouses, and we leased 38 of our U.S. warehouses and thirteen of our international warehouses. As of June 30, 2021, fifteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Second Quarter 2021

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.

____________________
Note: June 30, 2021 LTM Revenue and NOI pro forma 2020 and 2021 acquisitions.
June 30, 2021 warehouse segment cubic feet includes all 2020 and 2021 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Second Quarter 2021

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of June 30, 2021. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended June 30, 2021	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Twelve Months Ended June 30, 2021(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	46	$38,072	4.5%	$127,362	$38,072
2021	49	49,857	5.8%	201,105	50,058
2022	65	82,864	9.7%	172,495	83,950
2023	40	65,350	7.6%	138,891	68,264
2024	25	21,808	2.6%	57,367	23,107
2025	11	14,546	1.7%	26,633	16,371
2026	11	33,533	3.9%	41,085	36,064
2027	4	4,956	0.6%	7,973	5,248
2028	2	1,129	0.1%	4,344	1,133
2029 and thereafter	8	20,870	2.4%	49,189	23,439
Total	261	$332,985	38.9%	$826,444	$345,706
____________________
Note: June 30, 2021 LTM total revenue and rent and storage revenue pro forma 2020 and 2021 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of June 30, 2021, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended June 30, 2021, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of June 30, 2021 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Second Quarter 2021

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of June 30, 2021. These leases had a weighted average remaining term of 34 months as of June 30, 2021.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended June 30, 2021	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	7	$1,695	0.2%	114	4.1%	$1,695
2021	19	2,439	0.3%	324	11.5%	2,450
2022	15	6,345	0.7%	348	12.4%	6,534
2023	6	5,607	0.7%	640	22.8%	5,680
2024	8	3,431	0.4%	702	25.0%	3,726
2025	6	3,416	0.4%	266	9.5%	3,960
2026 and thereafter	8	5,082	0.6%	417	14.8%	5,449
Total	69	$28,015	3.3%	2,811	100%	$29,494
____________________
Note: June 30, 2021 LTM rent and storage revenue pro forma 2020 and 2021 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of June 30, 2021, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Second Quarter 2021

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures
The following table sets forth our maintenance capital expenditures for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$17,974	$14,140	$30,902	$23,530
Personal property	1,428	762	3,210	3,061
Information technology	1,086	382	2,107	1,132
Maintenance capital expenditures	$20,488	$15,284	$36,219	$27,723

Maintenance capital expenditures per cubic foot	$0.014	$0.014	$0.025	$0.025
Repair and Maintenance Expenses
The following table sets forth our repair and maintenance expenses for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$5,949	$7,148	$14,325	$13,945
Personal property	13,622	7,214	25,076	15,398
Repair and maintenance expenses	$19,571	$14,362	$39,401	$29,343

Repair and maintenance expenses per cubic foot	$0.014	$0.013	$0.027	$0.027
External Growth, Expansion and Development Capital Expenditures
The following table sets forth our external growth, expansion and development capital expenditures for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$173,373	$85	$215,329	$315,668
Expansion and development initiatives(1)	83,844	85,193	167,112	114,779
Information technology	2,045	2,029	3,573	2,980
Growth and expansion capital expenditures	$259,262	$87,307	$386,014	$433,427
(1) We capitalized interest of $3.5 million and $0.4 million for the three months ended June 30, 2021 and 2020, respectively. During the six months ended June 30, 2021 and 2020, we capitalized interest of $5.7 million and $1.2 million, respectively. During the three months ended June 30, 2021 and 2020, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $0.8 million and $0.2 million, respectively, and during each of the six months ended June 30, 2021 and 2020, we capitalized $1.4 million and , $0.3 million respectively.

Financial Supplement	Second Quarter 2021

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$212,277	$207,878	$163,664	29.7%	27.0%
Warehouse services	291,457	282,712	208,747	39.6%	35.4%
Total warehouse segment revenue	$503,734	$490,590	$372,411	35.3%	31.7%

Power	32,180	31,574	22,069	45.8%	43.1%
Other facilities costs (2)	51,562	50,467	34,645	48.8%	45.7%
Labor	224,411	217,575	165,458	35.6%	31.5%
Other services costs (3)	51,202	50,283	30,107	70.1%	67.0%
Total warehouse segment cost of operations	$359,355	$349,899	$252,279	42.4%	38.7%
Warehouse segment contribution (NOI)	$144,379	$140,691	$120,132	20.2%	17.1%

Warehouse rent and storage contribution (NOI) (4)	$128,535	$125,837	$106,950	20.2%	17.7%
Warehouse services contribution (NOI) (5)	$15,844	$14,854	$13,182	20.2%	12.7%

Total warehouse segment margin	28.7%	28.7%	32.3%	-360 bps	-358 bps
Rent and storage margin(6)	60.6%	60.5%	65.3%	-480 bps	-481 bps
Warehouse services margin(7)	5.4%	5.3%	6.3%	-88 bps	-106 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $10.1 million and $3.0 million for the second quarter 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $2.9 million and $2.4 million for the second quarter of 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Second Quarter 2021

The following table presents the operating results of our warehouse segment for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands)
Rent and storage	$417,553	$409,564	$325,973	28.1%	25.6%
Warehouse services	571,632	554,605	427,506	33.7%	29.7%
Total warehouse segment revenues	989,185	964,169	753,479	31.3%	28.0%

Power	58,384	57,324	41,773	39.8%	37.2%
Other facilities costs (2)	102,093	100,166	66,747	53.0%	50.1%
Labor	438,959	425,813	335,596	30.8%	26.9%
Other services costs (3)	99,189	97,334	62,458	58.8%	55.8%
Total warehouse segment cost of operations	$698,625	$680,637	$506,574	37.9%	34.4%

Warehouse segment contribution (NOI)	$290,560	$283,532	$246,905	17.7%	14.8%
Warehouse rent and storage contribution (NOI) (4)	$257,076	$252,074	$217,453	18.2%	15.9%
Warehouse services contribution (NOI) (5)	$33,484	$31,458	$29,452	13.7%	6.8%

Total warehouse segment margin	29.4%	29.4%	32.8%	-340 bps	-336 bps
Rent and storage margin(6)	61.6%	61.5%	66.7%	-514 bps	-516 bps
Warehouse services margin(7)	5.9%	5.7%	6.9%	-103 bps	-122 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $19.4 million and $5.8 million, on an actual basis, for the six months ended June 30, 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $5.8 million and $5.3 million, on an actual basis, for the six months ended June 30, 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Second Quarter 2021

Same-store Financial Performance
The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	162		162	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$150,984	$149,320	$152,893	(1.2)%	(2.3)%
Warehouse services	209,258	203,647	199,832	4.7%	1.9%
Total same store revenues	$360,242	$352,967	$352,725	2.1%	0.1%
Same store cost of operations:
Power	21,754	21,623	20,816	4.5%	3.9%
Other facilities costs	33,043	32,615	32,132	2.8%	1.5%
Labor	161,052	156,443	154,934	3.9%	1.0%
Other services costs	28,109	27,941	27,622	1.8%	1.2%
Total same store cost of operations	$243,958	$238,622	$235,504	3.6%	1.3%

Same store contribution (NOI)	$116,284	$114,345	$117,221	(0.8)%	(2.5)%
Same store rent and storage contribution (NOI)(2)	$96,187	$95,082	$99,945	(3.8)%	(4.9)%
Same store services contribution (NOI)(3)	$20,097	$19,263	$17,276	16.3%	11.5%

Total same store margin	32.3%	32.4%	33.2%	-95 bps	-84 bps
Same store rent and storage margin(4)	63.7%	63.7%	65.4%	-166 bps	-169 bps
Same store services margin(5)	9.6%	9.5%	8.6%	96 bps	81 bps

Number of non-same store warehouses(6)	75		10	n/a	n/a
Non-same store revenues:
Rent and storage	$61,293	$58,558	$10,771	469.1%	443.7%
Warehouse services	82,199	79,065	8,915	822.0%	786.9%
Total non-same store revenues	$143,492	$137,623	$19,686	628.9%	599.1%
Non-same store cost of operations:
Power	10,426	9,951	1,253	732.1%	694.2%
Other facilities costs	18,519	17,852	2,513	636.9%	610.4%
Labor	63,359	61,132	10,524	502.0%	480.9%
Other services costs	23,093	22,342	2,485	829.3%	799.1%
Total non-same store cost of operations	$115,397	$111,277	$16,775	587.9%	563.4%

Non-same store contribution (NOI)	$28,095	$26,346	$2,911	865.1%	805.0%
Non-same store rent and storage contribution (NOI)(2)	$32,348	$30,755	$7,005	361.8%	339.0%
Non-same store services contribution (NOI)(3)	$(4,253)	$(4,409)	$(4,094)	(3.9)%	(7.7)%

Total warehouse segment revenues	$503,734	$490,590	$372,411	35.3%	31.7%
Total warehouse cost of operations	$359,355	$349,899	$252,279	42.4%	38.7%
Total warehouse segment contribution	$144,379	$140,691	$120,132	20.2%	17.1%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)	Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Second Quarter 2021

The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	162		162	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$300,150	$296,836	$305,698	(1.8)%	(2.9)%
Warehouse services	415,343	404,021	408,693	1.6%	(1.1)%
Total same store revenues	715,493	700,857	714,391	0.2%	(1.9)%
Same store cost of operations:
Power	39,611	39,347	39,244	0.9%	0.3%
Other facilities costs	65,982	65,208	61,959	6.5%	5.2%
Labor	319,956	310,763	313,841	1.9%	(1.0)%
Other services costs	55,217	54,843	57,198	(3.5)%	(4.1)%
Total same store cost of operations	$480,766	$470,161	$472,242	1.8%	(0.4)%

Same store contribution (NOI)	$234,727	$230,696	$242,149	(3.1)%	(4.7)%
Same store rent and storage contribution (NOI)(2)	$194,557	$192,281	$204,495	(4.9)%	(6.0)%
Same store services contribution (NOI)(3)	$40,170	$38,415	$37,654	6.7%	2.0%

Total same store margin	32.8%	32.9%	33.9%	-109 bps	-98 bps
Same store rent and storage margin(4)	64.8%	64.8%	66.9%	-207 bps	-212 bps
Same store services margin(5)	9.7%	9.5%	9.2%	46 bps	29 bps

Number of non-same store warehouses(6)	75		10	n/a	n/a
Non-same store revenues:
Rent and storage	$117,403	$112,728	$20,275	479.1%	456.0%
Warehouse services	156,289	150,584	18,813	730.8%	700.4%
Total non-same store revenues	273,692	263,312	39,088	600.2%	573.6%
Non-same store cost of operations:
Power	18,773	17,977	2,529	642.3%	610.8%
Other facilities costs	36,111	34,958	4,788	654.2%	630.1%
Labor	119,003	115,050	21,755	447.0%	428.8%
Other services costs	43,972	42,491	5,260	736.0%	707.8%
Total non-same store cost of operations	$217,859	$210,476	$34,332	534.6%	513.1%

Non-same store contribution (NOI)	$55,833	$52,836	$4,756	1,073.9%	1,010.9%
Non-same store rent and storage contribution (NOI)(2)	$62,519	$59,793	$12,958	382.5%	361.4%
Non-same store services contribution (NOI)(3)	$(6,686)	$(6,957)	$(8,202)	(18.5)%	(15.2)%

Total warehouse segment revenues	$989,185	$964,169	$753,479	31.3%	28.0%
Total warehouse cost of operations	$698,625	$680,637	$506,574	37.9%	34.4%
Total warehouse segment contribution	$290,560	$283,532	$246,905	17.7%	14.8%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)	Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Second Quarter 2021

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Change
Units in thousands except per pallet and site data - unaudited	2021	2020
Number of same store warehouses	162	162	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	2,830	2,971	(4.7)%
Economic occupancy percentage	75.2%	79.2%	-403 bps
Same store rent and storage revenues per economic occupied pallet	$53.35	$51.45	3.7%
Constant currency same store rent and storage revenue per economic occupied pallet	$52.76	$51.45	2.5%

Physical occupancy(2)
Average physical occupied pallets	2,515	2,705	(7.0)%
Average physical pallet positions	3,763	3,750	0.3%
Physical occupancy percentage	66.8%	72.1%	-531 bps
Same store rent and storage revenues per physical occupied pallet	$60.03	$56.52	6.2%
Constant currency same store rent and storage revenues per physical occupied pallet	$59.37	$56.52	5.0%

Same store warehouse services:
Throughput pallets	7,351	7,333	0.3%
Same store warehouse services revenues per throughput pallet	$28.47	$27.25	4.5%
Constant currency same store warehouse services revenues per throughput pallet	$27.70	$27.25	1.7%

Number of non-same store warehouses(3)	75	10	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	1,114	194	474.2%
Economic occupancy percentage	75.3%	64.7%	1062 bps

Physical occupancy(2)
Average physical occupied pallets	1,092	186	486.6%
Average physical pallet positions	1,479	299	394.6%
Physical occupancy percentage	73.8%	62.2%	1164 bps

Non-same store warehouse services:
Throughput pallets	2,568	384	569.3%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Second Quarter 2021

The following table provides certain operating metrics to explain the drivers of our same store performance for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,
Units in thousands except per pallet and site number data - unaudited	2021	2020	Change
Number of same store sites	162	162	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	2,858	3,033	(5.8)%
Economic occupancy percentage	76.0%	80.9%	-498 bps
Same store rent and storage revenues per economic occupied pallet	$105.01	$100.80	4.2%
Constant currency same store rent and storage revenues per economic occupied pallet	$103.85	$100.80	3.0%

Physical occupancy(2)
Average physical occupied pallets	2,538	2,799	(9.3)%
Average physical pallet positions	3,763	3,747	0.4%
Physical occupancy percentage	67.4%	74.7%	-725 bps
Same store rent and storage revenues per physical occupied pallet	$118.25	$109.20	8.3%
Constant currency same store rent and storage revenues per physical occupied pallet	$116.94	$109.20	7.1%

Same store warehouse services:
Throughput pallets (in thousands)	14,476	15,080	(4.0)%
Same store warehouse services revenues per throughput pallet	$28.69	$27.10	5.9%
Constant currency same store warehouse services revenues per throughput pallet	$27.91	$27.10	3.0%

Number of non-same store sites(3)	75	10	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	1,102	178	520.0%
Economic occupancy percentage	76.7%	63.4%	1332 bps

Physical occupancy(2)
Average physical occupied pallets	1,079	171	532.0%
Average physical pallet positions	1,437	280	412.4%
Physical occupancy percentage	75.1%	60.9%	1421 bps

Non-same store warehouse services:
Throughput pallets (in thousands)	4,973	835	495.6%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 75 includes one recently leased warehouse in Australia, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, and three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Second Quarter 2021

Same-store Historical Performance Trend
The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20	Q1 20
Number of same store warehouses	162	162	162	162	162	162

Same store revenues:
Rent and storage	$150,984	$149,166	$156,134	$154,926	$152,893	$152,805
Warehouse services	209,258	206,085	214,393	210,309	199,832	208,861
Total same store revenues	$360,242	$355,251	$370,527	$365,235	$352,725	$361,666

Same store cost of operations:
Power	21,754	17,857	19,639	25,497	20,816	18,428
Other facilities costs	33,043	32,939	30,029	32,859	32,132	29,827
Labor	161,052	158,905	156,864	155,114	154,934	158,907
Other services costs	28,109	27,108	26,690	28,237	27,622	29,575
Total same store cost of operations	$243,958	$236,809	$233,222	$241,707	$235,504	$236,737

Same store contribution (NOI)	$116,284	$118,442	$137,305	$123,528	$117,221	$124,929
Same store rent and storage contribution (NOI)(1)	$96,187	$98,370	$106,466	$96,570	$99,945	$104,550
Same store services contribution (NOI)(2)	$20,097	$20,072	$30,839	$26,958	$17,276	$20,379

Total same store margin	32.3%	33.3%	37.1%	33.8%	33.2%	34.5%
Same store rent and storage margin(3)	63.7%	65.9%	68.2%	62.3%	65.4%	68.4%
Same store services margin(4)	9.6%	9.7%	14.4%	12.8%	8.6%	9.8%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	2,830	2,887	3,036	2,942	2,971	3,094
Economic occupancy percentage	75.2%	76.7%	80.7%	78.3%	79.2%	82.6%
Same store rent and storage revenues per economic occupied pallet	$53.35	$51.67	$51.43	$52.66	$51.46	$49.39

Physical occupancy
Average physical occupied pallets	2,515	2,562	2,759	2,661	2,705	2,893
Average physical pallet positions	3,763	3,764	3,763	3,756	3,750	3,745
Physical occupancy percentage	66.8%	68.1%	73.3%	70.8%	72.1%	77.3%
Same store rent and storage revenues per physical occupied pallet	$60.03	$58.23	$56.59	$58.23	$56.52	$52.81

Same store warehouse services:
Throughput pallets	7,351	7,125	7,453	7,467	7,333	7,747
Same store warehouse services revenues per throughput pallet	$28.47	$28.92	$28.77	$28.17	$27.25	$26.96

Actual FX rates for the period
1 ARS =	0.011	0.011	0.013	0.014	0.015	0.016
1 AUS =	0.769	0.773	0.731	0.715	0.668	0.657
1 BRL =	0.191	0.183	0.185	0.186	0.186	0.208
1 CAD =	0.811	0.790	0.767	0.751	0.726	0.744
1 CLP =	0.001	0.001	n/a	n/a	n/a	n/a
1 EUR =	1.208	1.205	n/a	n/a	n/a	n/a
1 GBP =	1.394	1.379	n/a	n/a	n/a	n/a
1 NZD =	0.716	0.719	0.687	0.662	0.626	0.634
1 PLN =	0.267	0.265	n/a	n/a	n/a	n/a
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Second Quarter 2021
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL	Expansion	Distribution	Multi-tenant	15.7	54	$94.7	12-15%	Q2 2019	Q4 2022
Chesapeake, VA	Expansion	Public	Multi-tenant	4.5	12	$26.2	10-12%	Q4 2019	Q1 2021
North Little Rock, AR	Expansion	Public	Multi-tenant	3.2	12	$19.2	10-12%	Q4 2019	Q1 2021
Columbus, OH	Expansion	Public	Multi-tenant	1.5	5	$7.0	14-15%	Q1 2020	Q2 2021
Savannah, GA(2)	Development	Distribution	Multi-tenant	14.8	37	$69.5	10-15%	Q2 2020	Q3 2021
Atlanta, GA	Expansion /Redevelopment	Distribution	Multi-tenant	18.3	60	$130.0	10-15%	Q2 2021	Q1 2023
Auckland, New Zealand	Expansion	Distribution	Multi-tenant	4.6	27	NZ$64.0	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution	Multi-tenant	0.7	4	£6.6	10-12%	Q2 2021	Q3 2022
(1)Cost to date through June 30, 2021, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.

Expansion and Development Projects In Process and Announced
				Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Calgary, Canada	Expansion	Distribution	Multi-tenant	2.0	7	C$10.6	C$3.4-C$5.4	C$14-C$16	10-12%	Q4 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged	Build-to-suit	7.0	25	$4.5	$37- $41	$41 - $45	10-12%	Q2 2022	Q3 2023
Plainville, CT	Development	Distribution	Build-to-suit	12.1	31	$104.8	$56.2-$69.2	$161-$174	10-12%	Q3 2022	Q4 2023
Lancaster, PA	Development	Distribution	Build-to-suit	11.4	28	$106.8	$44.2-$57.2	$151-$164	10-12%	Q3 2022	Q4 2023
Dublin, Ireland	Development	Distribution	Multi-tenant	6.3	20	€9.9	€15.7 - €17.7	€25.5 - €27.5	10-12%	Q3 2022	Q4 2023
Russellville, AR	Expansion	Production Advantaged	Build-to-suit	13.0	42	$27.9	$53.1-$59.1	$81-$87	10-12%	Q4 2022	Q1 2024
Atlanta 2, GA	Expansion	Distribution	Multi-tenant	6.3	24	$8.7	$26 - $29	$35 - $38	10-12%	Q2 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of June 30, 2021.

Financial Supplement	Second Quarter 2021

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
AM-C Warehouses	DFW, TX	2	13.8	45	$85.0	7.4%	8-10%	8/31/2020	Q4 2023
Caspers Cold Storage	Tampa, FL	1	3.2	12	$25.5	—%	9-10%	8/31/2020	Q4 2023
Halls Warehouse Corp(2)	New Jersey	8	58.0	200	$480.0	6.3%	7-8%	11/2/2020	Q1 2024
Agro Merchants Group (2)(3)(4)	US, Europe, South America, Australia	46	236.0	853	$1,699.0	6.5%	7.5-8.5%	12/30/2020	Q1 2026
Liberty Freezers	Canada	4	10.4	42	C$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(5)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(6)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/2021	Q4 2024
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	Q4 2021	Q1 2025
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)Stabilized NOI ROIC of 7.5-8.5% reflects a period of five years for the Agro acquisition.
(4)Due to stock component of transaction, the Agro Acquisition price was different from original announcement.
(5)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(6)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.

Financial Supplement	Second Quarter 2021
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of June 30, 2021, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. SuperFrio provides temperature-controlled storage and logistics services including storage, warehouse services, and transportation. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q2 21		Q1 21		Q4 20		Q3 20		Q2 20

Net book value of real estate	R$	817,378	R$	579,770	R$	579,475	R$	436,291	R$	432,208
Other assets	362,475		169,695		177,804		228,043		245,830
Total assets	1,179,853		749,465		757,279		664,334		678,038

Debt	462,719		282,863		254,514		229,797		236,254
Other liabilities	369,004		223,385		278,816		208,782		214,150
Equity	348,130		243,217		223,949		225,755		227,634
Total liabilities and equity	R$	1,179,853	R$	749,465	R$	757,279	R$	664,334	R$	678,038

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.2013		0.1775		0.1925		0.1783		0.1823
Americold’s pro rata share of debt at BRL/USD rate		$13,972		$7,531		$7,349		$6,146		$6,460

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q2 21		Q1 21		Q4 20		Q3 20		Q2 20

Total revenues	R$	69,047	R$	44,653	R$	51,122	R$	44,349	R$	40,972
Operating expenses	55,911		41,260		35,750		33,775		32,888
Operating income	13,136		3,393		15,372		10,574		8,084

Interest expense	9,530		6,738		6,863		5,904		6,447
Depreciation & amortization	10,602		8,579		10,070		8,314		9,125
Other income	(1,089)		(240)		(305)		(880)		(728)
Income tax benefit	331		(6,276)		(65)		(947)		(1,103)
Non-operating expenses	19,374		8,801		16,563		12,391		13,741
Net loss	R$	(6,238)	R$	(5,408)	R$	(1,191)	R$	(1,817)	R$	(5,657)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1910		0.1830		0.1854		0.1860		0.1862
Americold’s pro rata share of NOI		$376		$93		$427		$295		$226
Americold’s pro rata share of Net loss		$(179)		$(148)		$(33)		$(51)		$(158)
Americold’s pro rata share of Core FFO		$137		$116		$221		$187		$95
Americold’s pro rata share of AFFO		$76		$—		$389		$312		$243

Financial Supplement	Second Quarter 2021

As of June 30, 2021, the Company owned a 22.12% equity share in the Brazil-based Comfrio. We acquired this JV ownership in conjunction with the Agro acquisition, which closed on December 30, 2020. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q2 21		Q1 21		Q4 20

Net book value of real estate	R$	224,169	R$	238,471	R$	240,297
Other assets	277,756		255,380		295,052
Total assets	501,925		493,851		535,349

Debt	412,480		405,507		426,357
Other liabilities	107,125		101,536		108,782
Accumulated deficit	(17,680)		(13,192)		210
Total liabilities and equity	R$	501,925	R$	493,851	R$	535,349

Americold’s ownership percentage	22%		22%		22%

BRL/USD quarter-end rate	0.2013		0.1775		0.1925
Americold’s pro rata share of debt at BRL/USD rate		$18,267		$15,835		$18,056

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q2 21		Q1 21		Q4 20

Total revenues	R$	70,356	R$	60,401	R$	76,522
Operating expenses	33,612		46,039		36,159
Operating income	36,744		14,362		40,363

Interest expense	17,357		13,074		21,468
Depreciation & amortization	18,937		17,787		19,580
Other income	(3,530)		(2,789)		(836)
Income tax benefit	—		—		(1,759)
Non-operating expenses	32,764		28,072		38,453
Net (loss) income	R$	3,980	R$	(13,710)	R$	1,910

Americold’s ownership percentage	22%		22%		22%

BRL/USD average rate	0.1910		0.1830		0.1854
Americold’s pro rata share of NOI at BRL/USD average rate		$1,544		$578		$1,646
Americold’s pro rata share of Net income (loss) at BRL/USD average rate(1)		$167		$(552)		$78
Americold’s pro rata share of Core FFO at BRL/USD average rate		$434		$(411)	n/a
Americold’s pro rata share of AFFO at BRL/USD average rate		$1,186		$(17)	n/a

(1) Q4 20 above represents the full quarter results for the Comfrio JV, however, our share of net loss reflected on the Condensed Consolidated Statement of Operations for the same time period does not reflect the results of Comfrio due to immateriality of one day of ownership.

Financial Supplement	Second Quarter 2021

2021 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of
	August 5, 2021	May 6, 2021	Feb. 18, 2021
Warehouse segment same store revenue growth (constant currency)	0.0% - 2.0%	2.0% - 4.0%	2.0% - 4.0%
Warehouse segment same store NOI growth (constant currency)	0 - 100 bps higher than associated revenue	100 - 200 bps higher than associated revenue	100 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$42M - $50M	$46M - $54M	$46M - $54M
Total selling, general and administrative expense (inclusive of non-cash share-based compensation expense of $21 - $23 million)	$175M - $185M	$190M - $196M	$190M - $196M
Current income tax expense	$8M - $10M	$9M - $13M	$9M - $13M
Deferred income tax (expense) benefit	($4M - $6M)	$4M - $5M	$1M - $2M
Non real estate depreciation and amortization expense	$140M - $155M	$100M - $110M	$85M - $92M
Total maintenance capital expenditures	$77M - $82M	$90M - $100M	$90M - $100M
Development starts (1)	$175M - $300M	$175M - $300M	$175M - $300M
AFFO per share	$1.34 - $1.40	$1.36 - $1.46	$1.36 - $1.46
Assumed FX rates	1 ARS = 0.0127 USD 1 AUS = 0.7521 USD 1 BRL = 0.1820 USD 1 CAD = 0.8059 USD 1 CLP = 0.0018 USD 1 EUR = 1.2041 USD 1 GBP = 1.3976 USD 1 NZD = 0.7031 USD 1 PLN = 0.2665 USD	1 ARS = 0.0101 USD 1 AUS = 0.7743 USD 1 BRL = 0.1795 USD 1 CAD = 0.8071 USD 1 CLP = 0.0013 USD 1 EUR = 1.1898 USD 1 GBP = 1.3904 USD 1 NZD = 0.7185 USD 1 PLN = 0.2587 USD	1 ARS = 0.0130 USD 1 AUS = 0.7179 USD 1 BRL = 0.1930 USD 1 CAD = 0.7592 USD 1 CLP = 0.0013 USD 1 EUR = 1.1839 USD 1 GBP = 1.3121 USD 1 NZD = 0.6600 USD 1 PLN = 0.2686 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Second Quarter 2021

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation, net loss or gain on asset disposals, impairment of real estate assets, and our share of reconciling items of partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate net of withholding taxes, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-real estate asset impairment, acquisition, litigation and other expenses, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our portion of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, and net (gain) loss on sale of real estate, net of withholding taxes and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other expenses, asset impairment, loss or gain on real estate and other asset disposals, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments, share-based compensation expense, foreign currency exchange gain or loss, loss or income from investments in partially owned entities and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 22 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.